UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2007

Affiliated Managers Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13459	04-3218510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Hale Street
Prides Crossing, Massachusetts	01965
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (617) 747-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On October 17, 2007, Affiliated Managers Group, Inc. (the “Company”) closed its previously announced institutional private placement of $500 million of convertible trust preferred securities (the “Trust Preferred Securities”). Each Trust Preferred Security is convertible at any time into shares of the Company’s common stock, initially at a rate of 0.2500 shares per Trust Preferred Security, which is equivalent to a conversion price of $200 per share. Upon conversion of Trust Preferred Securities, holders will receive cash or shares of the Company’s common stock or any combination thereof as elected by the Company.

The Trust Preferred Securities were issued by the Company’s wholly-owned subsidiary, AMG Capital Trust II (the “Trust”), to a group of initial purchasers for whom Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as representatives. The Trust used the proceeds from the sale of the Trust Preferred Securities to purchase $500 million of junior subordinated convertible debentures due October 15, 2037 issued by the Company (the “Junior Subordinated Debentures”). The Company received approximately $485 million in net proceeds, after the payment of fees and expenses, from the sale of the Junior Subordinated Debentures to the Trust.

The Company used a portion of the proceeds from the issuance of the Junior Subordinated Debentures to fund its commitment under a prepaid forward purchase contract, consisting of an ISDA Master Agreement and a Confirmation (the “Forward Purchase Contract”), entered into on October 12, 2007 with an affiliate of Merrill Lynch & Co. (the “Counterparty”). Pursuant to the Forward Purchase Contract, the Company will purchase approximately 1.6 million shares of its common stock from the Counterparty for approximately $206 million. The Forward Purchase Contract, if not settled earlier, would settle on October 12, 2012 (the “Settlement Date”). At any time prior to the Settlement Date, the Counterparty has the option to settle the Forward Purchase Contract in whole or in part through physical settlement. Beginning on the one-month anniversary after the date on which none of Company’s Floating Rate Convertible Senior Debentures due February 25, 2033 (“COBRAs”) remain outstanding, the Company may elect to settle the Forward Purchase Contract in whole or in part through physical settlement. The Company has previously announced its intent to call all of the $300 million aggregate principal amount of its COBRAs in February 2008. The Company and the Counterparty have agreed to indemnify each other against certain liabilities in connection with the forward purchase transaction.

The Company expects to use the remainder of the net proceeds from the issuance of the Junior Subordinated Debentures for general corporate purposes, including the repayment of indebtedness.

The Trust Preferred Securities mature on October 15, 2037, and require quarterly distributions by the Trust to the holders of the Trust Preferred Securities. Distributions will be payable quarterly at a fixed interest rate equal to 5.15% per annum.Commencing October 16, 2012, the Trust will also pay contingent distributions to holders of the Trust Preferred Securities during any quarterly period from January 16 to April 15, April 16 to July 15, July 16 to October 15 or October 16 to January 15, if the average market price of a Trust Preferred Security for the ten trading days ending on the third trading day immediately preceding the first day of the relevant quarterly period equals 130% or more of the liquidation amount of $50.00 per Trust Preferred Security. The contingent distribution payable per Trust Preferred Security in respect of any quarterly period in which contingent distributions are payable will equal an annual rate of 0.25% of the average market price of a Trust Preferred Security for the ten trading day measurement period.

The Trust Preferred Securities may not be redeemed prior to October 15, 2012 except upon the occurrence of certain special events. On or after October 15, 2012, the Trust Preferred Securities may be redeemed in whole or in part from time to time if the closing price of the Company’s common stock for 20 trading days in a period of 30 consecutive trading days exceeds 130% of the then prevailing conversion price of the Trust Preferred Securities.

The Trust Preferred Securities are irrevocably and unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment pursuant to a Guarantee Agreement, dated October 17, 2007 (the “Guarantee”), between the Company and LaSalle Bank National Association, as guarantee trustee. The Company’s guarantee is unsecured and ranks subordinate and junior in right of payment to all present and future senior indebtedness of the Company.

The terms of the Trust Preferred Securities are governed by the Amended and Restated Declaration of Trust, dated October 17, 2007 (the “Declaration of Trust”), among the Company, LaSalle Bank National Association, as property trustee and institutional administrator, LaSalle National Delaware Trust, as Delaware trustee, and the holders from time to time of the undivided beneficial interests in the assets of the Trust. Under the terms of the Trust Preferred Securities, an event of default generally occurs upon:

•                  non-payment of interest on the Junior Subordinated Debentures when it becomes due and payable, and continuance of the default for a period of 30 days;

•                  non-payment of the principal of the Junior Subordinated Debentures at their maturity;

•                  failure by the Company to satisfy its conversion obligations upon exercise of a holder’s conversion right;

•                  default in the performance, or breach, of any covenant of the Company in the Indenture, which failure continues for a period of 90 days after the Company receives notice of such failure;

•                  bankruptcy or liquidation of the Company; or

•                  the voluntary or involuntary dissolution, winding-up or termination of the Trust.

The Junior Subordinated Debentures were issued pursuant to an Indenture, dated October 17, 2007 (the “Indenture”), among the Company and LaSalle Bank National Association, as debenture trustee. The terms of the Junior Subordinated Debentures are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Debentures will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities. The Indenture permits the Company to redeem the Junior Subordinated Debentures on or after October 15, 2012; provided, however, that the Junior Subordinated Debentures may be called at an earlier date upon the occurrence of investment company or tax events.

The preceding discussion is qualified in its entirety by reference to the terms of the Trust Preferred Securities, the Guarantee, the Declaration of Trust, the Junior Subordinated Debentures, the Indenture and the Forward Purchase Contract. Copies of the Guarantee, the Declaration of Trust, the Indenture and the Forward Purchase Contract are attached hereto as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, and incorporated herein by reference.

ITEM 2.03              Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01 above and incorporated herein by reference.

ITEM 3.02             Unregistered Sales of Equity Securities

The information required by this item is included in Item 1.01 above and incorporated herein by reference.

All of the securities described in Item 1.01 were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01             Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
4.1	Guarantee Agreement, dated as of October 17, 2007, between the Company and LaSalle Bank National Association, as guarantee trustee.
4.2

Amended and Restated Declaration of Trust of AMG Capital Trust II, dated as of October 17, 2007, among the Company, LaSalle Bank National Association, as property trustee and institutional administrator, LaSalle National Delaware Trust, as Delaware trustee, and the holders from time to time of undivided beneficial interests in the assets of the Trust.

4.3	Indenture, dated as of October 17, 2007, between the Company and LaSalle Bank National Association, as trustee.
10.1

Confirmation of Forward Stock Purchase Contract, dated October 12, 2007, between the Company and Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: October 18, 2007	By:	/s/ John Kingston, III
	Name:	John Kingston, III
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Guarantee Agreement, dated as of October 17, 2007, between the Company and LaSalle Bank National Association, as guarantee trustee.

4.2

Amended and Restated Declaration of Trust of AMG Capital Trust II, dated as of October 17, 2007, among the Company, LaSalle Bank National Association, as property trustee and institutional administrator, LaSalle National Delaware Trust, as Delaware trustee, and the holders from time to time of undivided beneficial interests in the assets of the Trust.

4.3	Indenture, dated as of October 17, 2007, between the Company and LaSalle Bank National Association, as trustee.

10.1

Confirmation of Forward Stock Purchase Contract, dated October 12, 2007, between the Company and Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent thereunder.